UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):        March 8, 2011

Syms Corp

(Exact name of registrant as specified in its charter)

New Jersey	001-8546	22-2465228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey		07094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(201) 902-9600

     Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On March 8, 2011, Syms Corp and its wholly owned subsidiary, Filene’s Basement, LLC, entered into a Second Amendment to its Credit Agreement with Bank of America, N.A. dated August 27, 2009, as amended January 7, 2011 (the “Credit Agreement”).  As previously disclosed, the Credit Agreement provides for an asset-based revolving credit facility of $75,000,000.

The Second Amendment to the Credit Agreement provides for a ten million dollar ($10,000,000) short-term term loan.  The loan will mature on the earlier of (a) the date of closing of the previously announced sale of the Syms property located at 1900 Chapman Avenue, Rockville, Maryland and (b) April 30, 2011.  In obtaining the loan, the borrowers agreed to add Syms’ leasehold interest in its property located at 1 Syms Way, Secaucus, New Jersey to the collateral securing the obligations under the Credit Agreement.

The Second Amendment to the Credit Agreement contains representations and warranties customary for a credit facility of this size, type and purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The Registrant shall file the above-mentioned Second Amendment to the Credit Agreement with its Annual Report on Form 10-K for the year ended February 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYMS CORP

By:	/s/ Seth L. Udasin
Name: Seth L. Udasin
Title: Senior Vice President and
Chief Financial and Administrative Officer

Dated: March 14, 2011